Exhibit 1.6

COUNTRYWIDE FINANCIAL CORPORATION
(a Delaware corporation)
$500,000,000 Floating Rate Subordinated Notes due April 1, 2011
J.P. MORGAN SECURITIES INC.
COUNTRYWIDE SECURITIES CORPORATION
UNDERWRITING AGREEMENT
Dated: September 27, 2005

COUNTRYWIDE FINANCIAL CORPORATION
(a Delaware corporation)
$500,000,000 Floating Rate Subordinated Notes due April 1, 2011
UNDERWRITING AGREEMENT
September 27, 2005
J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10127
COUNTRYWIDE SECURITIES CORPORATION
4500 Park Granada, MS CH143
Calabasas, California 91302
Ladies and Gentlemen:
     Countrywide Financial Corporation, a Delaware corporation (the “Company”), confirms its agreement with each of J.P. Morgan Securities Inc. (“J.P. Morgan”) and Countrywide Securities Corporation (together with J.P. Morgan, the “Underwriters”), acting severally and not jointly, with respect to the issue and sale by the Company and the purchase by the Underwriters of the respective principal amount of the Company’s Floating Rate Subordinated Notes due April 1, 2011 (the “Notes”) set forth in Schedule I hereto.
     The Notes will be issued under an indenture, dated as of September 30, 2005 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”).
     The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
     The Company has, together with Countrywide Home Loans, Inc., Countrywide Capital V and Countrywide Capital VII, filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-114270 and 333-114270-01 and 333-114270-02 and 333-114270-03) covering the registration of certain securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Each prospectus used before such registration statement became effective is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Notes is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.
     SECTION 1. Representations and Warranties.
          (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof and, as of the Closing Time referred to in Section 2(b) hereof, and agrees with each of the Underwriters, as follows:
          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. Each of the Registration Statement or any Rule 462(b) Registration Statement has become effective under the 1933 Act and copies of which have been delivered to the Underwriters. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement and any post-effective amendments thereto meet the requirements set forth in Rule 415(a)(1)(x) and (a)(2) of the 1933 Act Regulations.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective (including the filing of any document incorporated by reference in the Registration Statement) and at the Closing Time, the Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto and the Indenture complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (a) that part of the Registration Statement which shall constitute the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee or (b) statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement (or such amendment thereto) or the Prospectus (or such amendment or supplement thereto).
     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (ii) Incorporated Documents. The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus (the “Incorporated Documents”), when they became effective or at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (iii) Independent Accountants. Grant Thornton LLP, whose reports have been included in the Prospectus and incorporated by reference or included in the Company’s Annual Report on Form 10-K for the fiscal years ending December 31, 2003 and December 31, 2004, which are incorporated by reference in the Prospectus, is a registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and was independent with respect to the Company at the time it delivered such reports. KPMG LLP, whose reports have been incorporated by reference or included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004, which are incorporated by reference in the Prospectus, are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.
          (iv) Financial Statements. The financial statements included in or incorporated or deemed to be incorporated by reference in the Registration Statement, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods specified, except as stated therein. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in or incorporated by reference in the Registration Statement.
          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement or Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.
          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business in which it is engaged and to enter into and perform its obligations under, or as contemplated by, this Agreement, except where failure to be in good standing would not reasonably be expected to result in a Material Adverse Effect, or which would not reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
          (vii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) has been duly organized or formed and is validly existing under the laws of its jurisdiction of organization and is in good standing under the laws of its jurisdiction of organization, has corporate power and authority to own, lease and operate its properties and to conduct its business in which it is engaged or in the Incorporated Documents, except where failure to be in good standing would not reasonably be expected to result in a Material Adverse Effect, or which would not reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. Each “significant subsidiary” of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Prospectus or in the Incorporated Documents, all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, and are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.
          (viii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
          (ix) Authorization of the Indenture and the Notes. (A) The Indenture has been duly authorized, executed and delivered by the Company and constitutes the legally and validly binding obligation of the Company, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity, (B) at the Closing Time, the Notes will have been duly authorized and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, will constitute the legally and validly binding obligations of the Company enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity and the holders of the Notes will be entitled to the benefits of the Indenture, and (C) the Indenture conforms, and the Notes will conform, in each case in all material respects, to the descriptions thereof contained in the Prospectus.
          (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and in the Indenture and the Registration Statement (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture and the Registration Statement, have been duly authorized by all necessary corporate action and do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other constituting or organizational document of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for any such violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of law which would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
          (xi) Absence of Proceedings. Except as disclosed in the Registration Statement or in the Incorporated Documents, there is no action, suit, proceeding, inquiry or known investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or which is required to be disclosed in Registration Statement.
          (xii) Accuracy of Exhibits. All of the descriptions of contracts or other documents contained or incorporated by reference in the Registration Statement and the Prospectus are accurate and complete descriptions in all material respects of such contracts or other documents.
          (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which would reasonably be expected to have a Material Adverse Effect.

          (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess the intellectual property necessary to carry on the business now operated by them, and neither the Company nor, to the best of the Company’s knowledge, any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such intellectual property or of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect
          (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder and under the Indenture in connection with the offering, issuance or sale of the Notes hereunder, or the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance by the Company of this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations or state securities laws.
          (xvi) Compliance with Florida Statutes. The Company and each subsidiary of the Company have complied, and will comply, with the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba.
          (xvii) Investment Company Act. Neither the Company nor any of its subsidiaries is, nor upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
          (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except in any such case where the failure to so possess or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
          (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus or in the Incorporated Documents, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
          (xx) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (a) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (b) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year and (c) are effective to perform the functions for which they were established.
          (xxi) Internal Control Over Financial Reporting. The Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (a) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (b) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s most recent fiscal year. In addition, not later than the date of the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, each of the accountants and the audit committee of the board of directors of the Company had been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
          (b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
          (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Notes set forth in Schedule I hereto opposite the name of such Underwriter for the sum of 0.350% of the aggregate principal amount of the Notes.
          (b) Delivery of the Notes and Payment. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. (New York City time) on September 30, 2005 (the “Closing Time”).
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Notes to be purchased by them.
          (c) Denominations; Registration. Certificates for the Notes shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The certificates for the Notes will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
          (a) Compliance with Securities Regulations and Commission Requests. Prior to the termination of the offering of the Notes and only with respect thereto, the Company, subject to Section 3(b) below, will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus relating to the Notes transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
          (b) Filing of Amendments. Prior to the termination of the offering of the Notes, the Company will (i) not file any amendment of the Registration Statement or supplement to the Prospectus (except for a supplement relating to an offering of securities other than the Notes) unless the Company has furnished to each of the Underwriters a copy for its review prior to filing and will not file any such proposed amendment or supplement to which either of the Underwriters may reasonably object, (ii) give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, (iii) furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and (iv) not file or use any such document to which the Underwriters or counsel for the Underwriters shall object in writing within three business days of receipt.
          (c) Delivery of Registration Statements. The Company has made available or, upon request by the Underwriters, will deliver to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (d) Delivery of Prospectus. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of any preliminary prospectus and the Prospectus (as amended or supplemented) and any documents incorporated by reference therein, as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto and any documents incorporated by reference therein, furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, any facts or events shall arise which, in the opinion of counsel for the Underwriters, individually or in the aggregate, would represent a fundamental change in the information set forth in the Registration Statement or the Prospectus, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will notify the Underwriters and will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.
          (f) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and will arrange for the determination of the legality of the Notes for purchase by institutional investors; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the offering of the Notes.
          (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner indicated in the Prospectus under “Use of Proceeds.”
          (h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
          (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     SECTION 4. Payment of Expenses.
          (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto and (vii) the fees and disbursements of the Trustee, the Interest Calculation Agent (as such term is used in the Prospectus, relating to the Notes) and the fees of any agency that rates the Notes.
          (b) Termination of Agreement. If this Agreement is terminated by any Underwriter in accordance with the provisions of Section 5 or Section 11(a)(i) hereof, the Company shall reimburse such Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Notes hereunder is subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof, as of the date of effectiveness of any amendment to the Registration Statement and as of the Closing Time, or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
          (a) Effectiveness of Registration Statement. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.
          (b) Opinions of Counsel for the Company. At the Closing Time, the Underwriters shall have received the favorable opinions, dated as of the Closing Time, of Susan E. Bow, Esq., General Counsel, Corporate and Securities of the Company, and Munger, Tolles & Olson LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A and B hereto, respectively. Except as otherwise mutually agreed upon by the parties, in giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and certificates of public officials.
          (c) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.
          (d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect and the Underwriters shall have received a certificate of the President or any Executive Managing Director, Senior Managing Director or Managing Director of the Company and of the Treasurer or an Assistant Treasurer of the Company, dated as of the Closing Time, to the effect that (i) the signatories of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement, (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, as the case may be, threatened, (iii) there has been no Material Adverse Effect, (iv) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (v) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.
          (e) Accountant’s Comfort Letter. At the Closing Time, the Underwriters shall have received from each of Grant Thornton LLP and KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriters.
          (f) [RESERVED].
          (g) Ratings. Prior to and at the date hereof, the Notes shall have been rated, and on the date hereof the Notes shall be rated, at least “BBB-” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “Baa3” by Moody’s Investors Service, Inc. (“Moody’s”).
          (h) No Downgrade. Subsequent to the execution of this Agreement and prior to the Closing Time, the rating assigned by S&P or Moody’s to any debt securities of the Company has not been lowered and neither S&P nor Moody’s has publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.
          (i) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Underwriters and counsel for the Underwriters.
          (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7, 8 and 10 shall survive any such termination and remain in full force and effect.
     SECTION 6. Representation by the Underwriters. Each Underwriter severally, and not jointly, represents to the Company that it has not made and will not make an offer of the Notes to the public in any member state of the European Economic Area which has implemented Directive 2003/71/EC (including any and all relevant implementing measures in each such member state (the “Prospectus Directive”)) (a “Relevant Member State”) from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive. However, without limiting the generality of the preceding sentence and in every case subject to applicable law, each Underwriter may make an offer of the Notes to the public in that Relevant Member State at any time on or after the Relevant Implementation Date to: (i) legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year or (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown on its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of this Section 6, the expression an “offer of the Notes to the public” in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of such offer and the Notes to be offered so as to enable any investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.
     SECTION 7. Indemnification.
          (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses (excluding any allocated costs of in-house counsel employed by such Underwriter) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.
          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and
          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and, provided, further, such indemnity with respect to any preliminary Prospectus or any Prospectus as supplemented or amended shall not inure to the benefit of any Underwriter (or any person controlling any such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such Underwriter (or any person controlling any such Underwriter) received a copy of such Prospectus (or such Prospectus as so amended or supplemented) and such Underwriter (or any person controlling any such Underwriter) did not send a copy of the Prospectus (or the Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission or the alleged untrue statement or omission was corrected in the Prospectus (or the Prospectus as amended or supplemented).
          (b) Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the following statements set forth under the heading “Underwriting” in the Prospectus, insofar as they relate to the Underwriters, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity: the third sentence of the fifth paragraph, the sixth paragraph and the last two sentences of the seventh paragraph.
          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.
     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of each Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total purchase discount received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate principal amount of the Notes as set forth on the cover thereof.
     The relative fault of the Company on the one hand and the Underwriters severally but not jointly on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by any Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and each Underwriter, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes are sold by it exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 8, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The obligation of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes purchased by each of the Underwriters hereunder and not joint.
     SECTION 9. Default by an Underwriter
          (a) If any Underwriter shall default in its obligation to purchase the Notes hereunder, and if the Notes with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in 10% of the aggregate principal amount of the Notes, the Notes to which the default relates shall be purchased by the non-defaulting Underwriter.
          (b) In the event that such default relates to more than 10% of the aggregate principal amount of the Notes, you may in your discretion arrange for yourself or for another party or parties to purchase such Notes, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Notes, to which such default relates as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 7 and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriter and the Company for damages occasioned by its default hereunder.
          (c) In the event that the Notes to which the default relates are to be purchased by the non-defaulting Underwriter, or are to be purchased by another party or parties as aforesaid, the Underwriters or the Company shall have the right to postpone the Closing Time, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of counsel for the Underwriters, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Notes.
     SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Notes to the Underwriters.
     SECTION 11. Termination of Agreement.
          (a) Termination; General. Each Underwriter may terminate this Agreement, in its absolute discretion, by notice to the Company, at any time at or prior to delivery of and payment for the Notes, if prior to such time (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) trading in securities generally, or in any securities of the Company has been suspended or limited or the New York Stock Exchange or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) a banking moratorium has been declared by either federal or New York authorities.
          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7, 8 and 10 shall survive such termination and remain in full force and effect.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to any Underwriter shall be directed to such Underwriter c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10172, attention of High Grade Syndicate Desk, Fax: 212- 834-6081; and notices to the Company shall be directed to it at 4500 Park Granada, Calabasas, CA 91302, attention of Sandor E. Samuels, Esq., Chief Legal Officer, with a copy to Munger, Tolles & Olson LLP, 355 S. Grand Avenue, 35th Floor, Los Angeles, CA 90071, attention of Michael J. O’Sullivan, Esq.
     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any of the Underwriters shall be deemed to be a successor by reason merely of such purchase.
     SECTION 14. No Advisory or Fiduciary Responsibility. With respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering), the Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering). The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED

TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 17. Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.
[Signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Underwriters and the Company in accordance with its terms.

Very truly yours,

COUNTRYWIDE FINANCIAL CORPORATION

By:	/s/ Bradley W. Coburn

Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Srarnek

Name:
Title:

COUNTRYWIDE SECURITIES CORPORATION

By:	/s/ J. Grant Couch Jr.

Name:
Title:

SCHEDULE I
COUNTRYWIDE FINANCIAL CORPORATION

Principal Amount of
Name of Underwriter	Notes
J.P. Morgan Securities Inc.	$400,000,000
Countrywide Securities Corporation	$100,000,000
TOTAL	$500,000,000
Sch. I - 1

Exhibit A
FORM OF OPINION OF SUSAN E. BOW, ESQ.,
GENERAL COUNSEL, CORPORATE AND SECURITIES OF
THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(b)
          Capitalized terms used herein without definition herein shall have the meanings ascribed to them in the Underwriting Agreement (the “Underwriting Agreement”) dated September 27, 2005 between Countrywide Financial Corporation (the “Company” ) and the Underwriters named therein (the “Underwriters”).
     (i) The Company and each of its Significant Subsidiaries, if any, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business other than jurisdictions in which the failure to be so qualified, when considered in the aggregate and not individually, would not have a material adverse effect on the Company or any of the Company’s subsidiaries considered as one enterprise.
     (ii) Each Significant Subsidiary, if any, is an entity, duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the power and authority to own its properties and to conduct its business as described in the Prospectus.
     (iii) All the outstanding shares of capital stock of the Company and each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and except as set forth in the Prospectus, all outstanding shares of capital stock the Company’s subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.
     (iv) The outstanding shares of common stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.
     (v) Neither the issue and sale of the Notes, the compliance by the Company with all the provisions of this Agreement, the Indenture or the Notes, the consummation of any other of the transactions contemplated herein or therein nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or, to the knowledge of such counsel, the terms of any indenture or other agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or bound, or any order, decree, law, judgment, rule or regulation known to such counsel to be applicable to the Company or any of the Company’s subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Company’s subsidiaries.
Ex. A-1

     (vi) The documents incorporated by reference in the Registration Statement and Prospectus (except for the financial statements and other financial data, as to which no opinion need be expressed), as of the dates they were filed with the Commission, complied as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.
     (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement or the Indenture, except such as have been obtained under the 1933 Act and such as may be required under the securities and blue sky laws, rules and regulations of any jurisdiction in connection with the purchase of the Notes by the Underwriters and such other approvals as have been obtained.
     In rendering the opinions set forth above, such counsel may state that she has assumed, with the permission of the Underwriters, that the amount of Notes to be issued will not violate any provision in any such agreement referred to in paragraph (v) which imposes limits on the amount of debt of the Company or any of the Company’s subsidiaries which may be outstanding at any one time (whether directly or indirectly, through satisfaction of financial ratios or otherwise).
Ex. A-2

Exhibit B
FORM OF OPINION OF MUNGER, TOLLES & OLSON LLP, COUNSEL
FOR THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(b)
          Capitalized terms used herein without definition herein shall have the meanings ascribed to them in the Underwriting Agreement (the “Underwriting Agreement”) dated September 27, 2005 between Countrywide Financial Corporation (the “Company” ) and the Underwriters named therein (the “Underwriters”).
          (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus.
          (ii) The Company has the corporate power and authority to enter into the Underwriting Agreement, and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.
          (iii) The Registration Statement has become effective under the 1933 Act. Any required filing of the Prospectus, and any supplements thereto, , required to be made prior to this date pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and Prospectus (other than (i) the financial statements and other financial and statistical information contained therein and (ii) the Statement of Eligibility on Form T-1 filed as an exhibit thereto, as to which we express no opinion), as of their respective effectiveness or issue dates, as the case may be, appear on their face to be responsive as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.
          (iv) The Notes, in the form certified to by an authorized officer of the Company, have been duly and validly authorized and established in conformity with the provisions of the Indenture, and, when such Notes have been duly executed, authenticated and delivered against payment therefor in accordance with the provisions of the Indenture and the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, and the holders of the Notes will be entitled to the benefits of the Indenture.
Ex. B-1

          (v) The Indenture has been duly authorized, executed and delivered by the Company, has been qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms.
          (vi) Such counsel confirms (i) that the statements in the Prospectus under the caption “Certain United States Federal Income and Estate Tax Considerations”, insofar as such statements constitute a summary of the legal matters referred to therein, fairly present the information disclosed therein in all material respects, (ii) the conformity in all material respects of the Notes (in the form certified to such counsel by an authorized officer of the Company) to the statements relating thereto in the Prospectus, and (iii) the conformity in all material respects of the Indenture to the statements relating thereto in the Prospectus under the captions “Description of Subordinated Notes” and “Description of Debt Securities and Related Guarantees.”
          (vii) No consent, approval, authorization or order of any United States federal or California or, with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement or the Indenture, except such as have been obtained under the 1933 Act and such as may be required under the securities and blue sky laws, rules or regulations of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters and such other approvals as have been obtained.
          (viii) Neither the issue and sale of the Notes (in the form certified to by an authorized officer of the Company), the compliance by the Company with all the provisions of the Underwriting Agreement, the Indenture or the Notes, the consummation of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument filed with the Commission and to which the Company or its subsidiaries is a party or bound, or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to such counsel to be applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or its subsidiaries.
          (ix) To the best of such counsel’s knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
Ex. B-2

     Such counsel shall also state that, in the course of their engagement to represent or advise the Company professionally, they have not become aware of any pending legal proceeding before any court or administrative agency or authority or any arbitration tribunal, nor have they devoted substantive attention in the form of legal representation as to any current overtly threatened litigation against or directly affecting the Company or its subsidiaries, in each case that is required to be described in the Registration Statement or the Prospectus and is not so described. In making the foregoing statement, they shall endeavor, to the extent they believe necessary, to determine from lawyers currently in their firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or overtly threatened litigation of the nature referred to above. Beyond that, they need not make any review, search or investigation of public files or records or files or records of the Company, or of its transactions, or any other investigation or inquiry with respect to the foregoing statement.
     Such counsel shall also state that in the course of the preparation by the Company of the Registration Statement and the Prospectus (other than the Incorporated Documents (as defined below)), such counsel attended conferences at which the Registration Statement and the Prospectus were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel need not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus including the documents incorporated by reference in the Registration Statement and the Prospectus (the “Incorporated Documents”), except as specifically described in the opinion set forth in paragraph (vi) above. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company, such counsel shall state that nothing has come to such counsel’s attention that has caused it to believe that the Registration Statement or any amendment thereto, at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 was filed with the Commission, or as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at its date or at the date hereof, included or includes, as the case may be, any untrue statement of material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express a view or belief with respect to (i) the financial statements, the related notes and schedules thereto or other financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus or (ii) any part of the Registration Statement which shall constitute a Statement of Eligibility on Form T-1 under the Trust Indenture Act.
     In rendering such opinions, such counsel may (A) assume, as to matters involving the application of laws of any jurisdiction other than the State of California, the State of Delaware (but only with respect to the Delaware General Corporation Law) or the United States, without
Ex. B-3

investigation, that the law of any such other jurisdiction is identical to the law of the State of California and (B) rely, as to matters of fact, to the extent they deem proper, on certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, its subsidiaries and others.
     In rendering the opinions set forth in paragraphs (iv) and (v), such counsel may state that such opinions are subject to the following: (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally; and (ii) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding in equity or at law. In rendering the opinions set forth in paragraph (vii), such counsel may state that such opinion relates to those consents, approvals, authorizations and orders that, in such counsel’s experience, are normally applicable to companies such as the Company and to transactions of the type contemplated by the Underwriting Agreement and Indenture. In rendering the opinions set forth in paragraphs (viii), such counsel may state, (a) insofar as it relates to orders, decrees or judgments, such opinion is limited to orders, decrees and judgments that are contained in litigation records of the Company that have been provided to it by the Company, (b) insofar as it relates to regulations, such opinion relates to those laws and regulations that, in such counsel’s experience, are normally applicable to companies such as the Company and to transactions of the type contemplated by the Underwriting Agreement and the Indenture and (c) that such counsel does not express any opinion with respect to any conflict, breach or default not readily ascertainable from the face of any indenture, other agreement, instrument, decree or order.
     In rendering the opinions set forth above, such counsel may state that it has assumed, with the permission of the Underwriters, that the amount of Notes to be issued will not violate any provision in any such agreement referred to in paragraph (viii) which imposes limits on the amount of debt of the Company or any of the Company’s subsidiaries which may be outstanding at any one time (whether directly or indirectly, through satisfaction of financial ratios or otherwise).
Ex. B-4